Exhibit 5(a)

Premier ® Retirement Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company	Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217

www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail Delivery

Prudential Annuities Service Center

2101 Welsh Road

Dresher, PA 19025

SECTION 1	OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP- Select One

Non Entity:	☐ Individual	☐ Joint	☐ UTMA/UGMA

Entity:	☐ Custodian	☐ C Corporation*	☐ S Corporation*	☐ Trust*
* If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities.

    ☐Check here to designate the Co-Owners as each other’s Primary Beneficiary.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

PRVA-APP(2/13)	ORD 203732 | page 1 of 8

SECTION 2 ■ BENEFICIARY INFORMATION - NOTE: If more than 3 beneficiaries see section 7

•	For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

•	For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, ROTH IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary Percentage. of benefit or all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)

- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

SECTION 3 ■ ANNUITY INFORMATION
A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐- SEP-IRA*	☐- Roth 401(k)*(Plan Year)	☐- 457(b)*(gov’t. entity)

☐- 401*(Plan Year)	☐- IRA ☐-Roth IRA ☐403(b)*	☐- 457(b)*(501(c) tax-exempt)

☐- Other

*The	following information is required if the contract being requested is an employer plan only:

Employer Plan No. (if available)	Employer Plan Phone No.

Employer Plan Name	Employer Plan Contact Name

Street Address	City	State	ZIP

B. PURCHASE PAYMENTS

  Make all checks payable to Pruco Life Insurance Company. Purchase Payment amounts may be restricted by    Pruco Life; please see your prospectus for details.

  SOURCE OF FUNDS

☐ Non-Qualified	☐ SEP-IRA	☐ 403(b)	☐ Traditional IRA	☐ 401(a)	☐ Roth IRA	☐ 401(k)

☐ Other

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).			NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).
☐ Transfer	$		☐ 1035 Exchange	$

☐ Rollover	$		☐ Amount Enclosed	$

☐ Direct Rollover	$		☐ CDTransfer or Mutual Fund Redemption	$

☐ IRA / Roth IRA
Contribution	$	for tax year

If no year is indicated, contribution defaults to current tax year.

PRVA-APP(2/13)	ORD 203732	page 2 of 8

SECTION 3 ■ ANNUITY INFORMATION (continued)

C. OPTIONAL BENEFITS (ONLY ONE may be chosen)

Age restrictions must be met. Investment restrictions and additional charges apply. Optional Benefit riders maynot be available in all states or may vary. Please see the prospectus for full details.

☐ Highest Daily Lifetime® Income v2.1	☐ Spousal Highest Daily Lifetime® Income v2.1

SECTION 4 ■ INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS

A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program.

If not enrolling in 6 or 12 Month DCA, proceed to Section 4B.

If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4B to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time.

6 or 12 Month DCA may not be available in all states.

☐ 6 Month DCA	% of purchase payment OR ☐ 12 Month DCA	% of purchase payment

Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment.

If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining percentage of your purchase payment will be allocated to the investments you select in Section 4B.

B. INVESTMENT ALLOCATIONS - Note: Please review the below instructions prior to selecting your Investment Allocation

If you elected an Optional Benefit in Section 3C:	If you did NOT elect an Optional Benefit in Section 3C:

1. You may pick one of the Prudential Portfolio Combinations in Box 1: OR

2. You may choose from the Asset Allocation Portfolios in Box 2. Indicate the percent of your investment for each Asset Allocation Portfolio. Allocations made among these portfolios must total 100%

You may pick one of the Prudential Portfolio Combinations in Box 1; OR allocate among any of the portfolios listed in BOXES 2 or 3 in any percentage combination totaling 100%.

Automatic Rebalancing

☐ Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency.

Day of the Month (1st - 28th)                Rebalancing Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

BOX 1 | Prudential Portfolio Combinations

☐ Combination 1	☐ Combination 2	☐ Combination 3
25% AST Capital Growth Asset Allocation 25% AST Franklin Templeton Founding Funds Allocation 20% AST New Discovery Asset Allocation 30% AST First Trust Capital Appreciation Target	25% AST FI Pyramis® Asset Allocation 25% AST J.P. Morgan Global Thematic 25% AST First Trust Capital Appreciation Target 25% AST Advanced Strategies	30% AST Wellington Management Hedged Equity 20% AST BlackRock Global Strategies 20% AST Academic Strategies Asset Allocation 30% AST Advanced Strategies
☐ Combination 4	☐ Combination 5	☐ Combination 6
40% AST T. Rowe Price Asset Allocation 35% AST Balanced Asset Allocation 25% AST First Trust Balanced Target	30% AST T. Rowe Price Asset Allocation 20% AST Moderate Asset Allocation 15% AST Schroders Global Tactical 10% AST First Trust Balanced Target 25% AST Advanced Strategies	20% AST Moderate Asset Allocation 35% AST Schroders Multi-Asset World Strategies 30% AST Academic Strategies Asset Allocation 15% AST J.P. Morgan Strategic Opportunities
☐ Combination 7	☐ Combination 8	☐ Combination 9
30% AST T. Rowe Price Asset Allocation 70% AST Preservation Asset Allocation	50% AST Preservation Asset Allocation 20% AST Horizon Moderate Asset Allocation 30% AST J.P. Morgan Strategic Opportunities	25% AST Preservation Asset Allocation 75% AST J.P. Morgan Strategic Opportunities

PRVA-APP(2/13)	ORD 203732 |	page 3 of 8

SECTION 4 ■	INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued)

Over time, the percentage that each Asset Allocation Portfolio you are invested in represents to your Account Value may vary from the original allocation percentage within the Prudential Portfolio Combination you selected. We will not automatically rebalance your variable Account Value to stay consistent with that original allocation, unless you specificallydirect us to do so in the Automatic Rebalancing section above. In providing these Portfolio Combinations, we are not providing investment advice. You and your Financial Professional are responsible for determining which Portfolio Combinations or Sub-account(s) are best for you.

BOX 2 I Asset Allocation Portfolios %

Traditional		Tactical		Alternative
| |	AST Balanced Asset Allocation	| |	AST Horizon Moderate Asset Allocation	| |	AST Academic Strategies Asset Allocation

| |	AST Capital Growth Asset Allocation	| |	AST J.P. Morgan Global Thematic	| |	AST Advanced Strategies

| |	AST FI Pyramis® Asset Allocation	| |	AST Moderate Asset Allocation	| |	AST BlackRock Global Strategies

| |	AST Franklin Templeton Founding Funds Allocation	| |	AST Schroders Global Tactical	| |	AST J.P. Morgan Strategic Opportunities

| |	AST New Discovery Asset Allocation	Quantitative		| |	AST Schroders Multi-Asset World Strategies

| |	AST Preservation Asset Allocation	| |	AST First Trust Balanced Target	| |	AST Wellington Management Hedged Equity

| |	AST T. Rowe Price Asset Allocation	| |	AST First Trust Capital Appreciation Target
BOX 2 Total | |%

BOX 3 I Additional Portfolios %

Large-Cap Growth		Mid-Cap Value		Small-Cap Value
| |	AST Goldman Sachs Concentrated Growth	| |	AST Mid-Cap Value	| |	AST Goldman Sachs Small-Cap Value

| |	AST Jennison Large-Cap Growth	| |	AST Neuberger Berman / LSV Mid-Cap Value	| |	AST Small-Cap Value
International Equity

| |	AST Marsico Capital Growth	Fixed Income		| |	AST AQR Emerging Markets Equity

| |	AST MFS Growth	| |	AST High Yield	| |	AST International Growth

| |	AST T. Rowe Price Large-Cap Growth	| |	AST Lord Abbett Core Fixed Income	| |	AST International Value
Large-Cap Blend
| |	AST Clearbridge Dividend Growth	| |	AST Money Market	| |	AST J.P. Morgan International Equity

| |	AST QMA US Equity Alpha	| |	AST Neuberger Berman Core Bond	| |	AST MFS Global Equity
Large-Cap Value
| |	AST BlackRock Value	| |	AST PIMCO Limited Maturity Bond	| |	AST Parametric Emerging Markets Equity

| |	AST Goldman Sachs Large-Cap Value	| |	AST PIMCO Total Return Bond	| |	AST QMA Emerging Markets Equity

| |	AST Jennison Large-Cap Value	| |	AST Prudential Core Bond	Specialty Portfolio

| |	AST Large-Cap Value	| |	AST T. Rowe Price Global Bond	| |	AST Cohen & Steers Realty

| |	AST MFS Large-Cap Value	| |	AST Western Asset Core Plus Bond	| |	AST Global Real Estate

| |	AST T. Rowe Price Equity Income	| |	AST Western Asset Emerging Markets Debt	| |	AST T. Rowe Price Natural Resources
Mid-Cap Growth		Small-Cap Growth

| |	AST Goldman Sachs Mid-Cap Growth	| |	AST Federated Aggressive Growth

| |	AST Neuberger Berman Mid-Cap	| |	AST Small-Cap Growth
Growth
BOX 3 Total | |%

CUMULATIVE (TOTAL 100%) | |%

PRVA-APP(2/13)	ORD 203732 | page 4 of 8

SECTION 5 ■ E-Documents

By providing my e-mail address below, and my signature in Section 11 of this application, I consent to receive and accept documents electronically during the duration of my variable annuity contract. These documents include, but are not limited to: account statements, confirmations, privacy notices, tax documents, prospectuses and prospectus supplements, annual and semi-annual reports, proxy statements, and correspondence. This consent will continue unless and until I revoke my consent by notifying Prudential at which time I will begin receiving paper documents by mail. I understand that e-mail notifications will be sent to me, indicating that documents are available, and will include instructions on how to quickly and easily access the documents by going to Prudential’s website.

Certain types of correspondence may still be delivered to you by paper mail. Registration on Prudential’s website is required for electronic delivery. There are no fees charged by Prudential for the e-Documents service or for paper documents. You must have a computer with Internet access, an active e-mail account, and Adobe Acrobat Reader to view your documents electronically. You can download Adobe Acrobat at no charge. See your Internet Service Provider for any other access fees that may apply.

E-mail Address

SECTION 6 ■ FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO you authorize your Financial Professional to perform any of the designated activities below?        ☐  Yes    ☐   No

Please indicate what designated activities you authorize your Financial Professional to have:

☐  Perform Contract Maintenance            ☐  Provide Investment/Allocation Instructions

SECTION 7 ■ ADDITIONAL INFORMATION

If needed for:	• Special Instructions	• Beneficiaries	• Contingent Annuitant (for custodial business only)
	• Annuity Replacement	• Entity Authorized Individuals

SECTION 8 ■ NOTICES & DISCLAIMERS

Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

(Continued)

PRVA-APP(2/13)	ORD 203732	page 5 of 8

SECTION 8 ■ NOTICES & DISCLAIMERS (continued)

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity?

☐  Yes ☐ No

2. Do you believe the annuity meets your financial objectives and anticipated future financial needs?

☐  Yes ☐ No

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

SECTION 9 ■ OWNER ACKNOWLEDGEMENTS

☐  By checking this box and signing below, I consent to receiving the prospectus for this variable annuity on the compact disc (the “CD Prospectus”) contained within the sales kit for this annuity. I acknowledge that I (i) have access to a personal computer or similar device (ii) have the ability to read the CD Prospectus using that technology and (iii) am willing to incur whatever costs are associated with using and maintaining that technology. With regard to prospectus supplements and other amended/updated prospectuses created in the future, I understand that such documents may be delivered to me in paper form.

• I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

• I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

• I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

• I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

• This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

• I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment option(s), are variable and not guaranteed as to a dollar amount; and

• I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

• I acknowledge that I have received a current prospectus for this annuity.

PRVA-APP(2/13)	ORD 203732	page 6 of 8

SECTION 10 ■ OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

REQUIRED ç	Both the Owner Response and the Financial Professional Response columns must be completed.

Replacement Questions	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts? (If yes, a State Replacement Form is required for NAIC model regulation states.)	☐ YES ☐ NO	☐ YES ☐ NO

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit a State Replacement Form, if required.)

If yes - Company: |                                                             |

Policy #: |                | Year Issued: |                |

	☐ YES ☐ NO	☐ YES ☐ NO

SECTION 11 ■ OWNER Signature(S)

By signing below and having entered an e-mail address in Section 5, E-Documents, I am providing my informed consent to receive standard regulatory documents and other documents listed in Section 5 by electronic delivery.

(If contract is issued in a State other than the Owner’s State
REQUIRED ç	State where signed	of Residence, a Contract Situs Form may be required.)

Owner’s Tax Certification (Substitute W-9)

Under penalty of perjury,I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐  I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ç TITLE (if any)		- -
	Owner Signature	Month Day Year

If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE ç		- -
	Co-Owner Signature	Month Day Year

SIGN HERE ç		- -
	Annuitant Signature (if different from Owner)	Month Day Year

PRVA-APP(2/13)	ORD 203732	page 7 of 8

SECTION 12 ■ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

Financial Professional Statement

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

SIGN HERE ç
		-	-
	Financial Professional Signature	Month	Day	Year
SIGN HERE ç
		-	-
	Financial Professional Signature	Month	Day	Year

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

B. BROKER/DEALER

Name

For Broker/Dealer Use Only
	Networking No.	Annuity No. (If established)

PRVA-APP(2/13)	ORD 203732	page 8 of 8